EXHIBIT 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
BNY Mellon Funds Trust:

We consent to the use of our reports, dated October 29, 2012, for BNY Mellon Intermediate U.S. Government Fund and BNY Mellon Intermediate Bond Fund, each a series of BNY Mellon Funds Trust, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York

November 7, 2012